        Exhibit 10.16

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***]”.

COMMERCIAL SUPPLY AGREEMENT

This Commercial Supply Agreement (the “Agreement”) is entered into as of September 30, 2020 (“Effective Date”), by and between Incyte Corporation, with an address of 1801 Augustine Cut-off, Wilmington, DE 19803 (“Incyte”), and MacroGenics, Inc., with an address of 9704 Medical Center Drive, Rockville, MD 20850 (“MacroGenics”). Incyte and MacroGenics are sometimes referred to herein individually as a “Party” and collectively as “Parties.”

RECITALS

WHEREAS, MacroGenics discovered and was developing the Licensed Compound (defined below), coded by MacroGenics as “MGA012”, for various human therapeutic uses;

WHEREAS, MacroGenics has granted certain licenses to Incyte, and Incyte has obtained certain licenses from MacroGenics, to develop, manufacture and commercialize the Licensed Compound and products and treatment regimens incorporating the Licensed Compound, pursuant to the Global Collaboration and License Agreement, dated as of October 24, 2017, between the Parties (the “Collaboration Agreement”);

WHEREAS, the Parties entered into a Development Manufacturing & Clinical Supply Agreement dated August 31, 2018 pursuant to which MacroGenics manufactured and/or supplied to Incyte, and Incyte purchased from MacroGenics, the Licensed Compound Bulk Drug Substance and the Licensed Compound Drug Product (the “Clinical Supply Agreement”); and

WHEREAS, pursuant to the Collaboration Agreement, MacroGenics will Manufacture and supply to Incyte and Incyte will purchase from MacroGenics according to the terms of this Agreement, Licensed Compound Drug Substance for use under the Collaboration Agreement by Incyte and Incyte’s and its Affiliates, Collaborators and licensee’s;

WHEREAS, the Parties now also wish to set forth the terms by which MacroGenics will perform certain ongoing Manufacturing Development activities as set forth in an approved development plan as may be updated from time to time (the “CMC Development Plan” as hereafter further defined) and MacroGenics, as further set forth herein, will Manufacture and/or supply to Incyte the Licensed Compound Bulk Drug Substance which Incyte will purchase for Commercialization; and

NOW, THEREFORE, for valuable consideration and the mutual covenants, terms and conditions hereinafter expressed, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.    DEFINITIONS

The defined terms are used throughout this Agreement:

“Annual Global Commercial Supply Forecast” means the total amount of Licensed Compound Bulk Drug Substance needed to fulfill the annual projected global commercial supply of Licensed Compound Drug Product.

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“Applicable Law” means all applicable statutes, ordinances, regulations, directives, rules, or orders of any kind whatsoever of any Governmental Authority applicable to any activity hereunder, including the EU Data

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Protection Directive and the regulations issued under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the U.S. Federal Food, Drug, and Cosmetic Act (21 U.S.C. §301 et seq.) (“FFDCA”), the Prescription Drug Marketing Act of 1987 (21 U.S.C. §§331, 333, 353, 381), the Generic Drug Enforcement Act of 1992 (21 U.S.C. §335(a) et seq.), U.S. Patent Act (35 U.S.C. §1 et seq.), the Federal False Claims Act (31 U.S.C. §3729 et seq.), and the Anti-Kickback Statute (42 U.S.C. §1320a-7b et seq.), and the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1, et seq.), all as amended from time to time, together with any rules, regulations, and guidance documents, and regulatory standards (including GCP, GLP, and GMP) promulgated relating to any of the foregoing, all as amended from time to time.

“Batch” means a specific quantity of Licensed Compound Bulk Drug Substance that is intended to be of uniform character and quality, within specific limits, and is produced during the same cycle of Manufacture as defined by the applicable Batch Record.

“Batch Failure” means the failure of a Batch to be Delivered because (i) it failed meet its Product Specifications; or (ii) Manufacturing of such Batch was discontinued prior to release testing, or (iii) a deviation from the Manufacturing Process results in rejection of the Batch.

“Batch Record” means the final executed batch production and quality control records, prepared in accordance with GMP, for each Batch of Licensed Compound Bulk Drug Substance, as applicable, Manufactured under this Agreement.

“Certificate of Analysis” means a document certifying that a Batch meets the applicable Product Specifications, as signed and dated by a duly authorized representative of MacroGenics’ quality assurance department.

“CMC Development Plan” means for the purposes of this Agreement, the development plan attached to this Agreement as Exhibit D.

“Commercial Quality Agreement” means the written agreement entered into by the Parties on or within [***] after the Effective Date defining pharmaceutical and certain operational responsibilities of the Parties with respect to the quality that is applicable to the Manufacture and Supply of the Licensed Compound Bulk Drug Substance under GMP.

“Deliver(ed) means to deliver (or have delivered) a Batch EXW (as defined in Incoterms 2020), the MacroGenics Manufacturing Facility according to the date provided in written a notification to Incyte of such delivery. “Delivery” means delivery of a Batch by in such manner.

“Force Majeure” means any event beyond the reasonable control of the affected Party, which may include embargoes; war or acts of war, including terrorism; insurrections, riots, or civil unrest; labor strikes or lockouts; epidemics, fire, floods, earthquakes or other severe acts of nature; widespread unavailability of raw materials or reagents affecting manufacturers generally, actions by a Regulatory Authority affecting the manufacture of Monoclonal Antibodies generally, and the Licensed Compound Bulk Drug Substance specifically, federal, state and local governmental actions and orders that halt, curtail or impede commercial activity and omissions or delays in acting by any Governmental Authority, other than any such Governmental Authority omissions or delays resulting from the negligence or omission by the Party affected by Force Majeure.

“FTE” means [***] of work devoted to or in direct support of specified Manufacturing Development, Manufacturing Related Activities or other specified activities under this Agreement, conducted by one or more qualified employees, contractors, consultants or other personnel of a Party or its Affiliates. For clarity, any individual contributing [***] (or equivalent pro-rata portion thereof for the period beginning on the Effective Date and ending on the last day of the first Calendar Year) will be deemed a fraction of an FTE on a pro- rata basis.

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“FTE Cost” means, with respect to any period and a Party or its Affiliate, the FTE Rate multiplied by the number of FTEs expended by such Party or its Affiliate during such period; provided that a Party will not be charged twice for any FTE Cost if such FTE Cost is already included as a component of the Price for Licensed Compound Bulk Drug Substance under this Agreement.

“FTE Rate” means a rate of [***] (pro-rated for the period beginning on [***] and ending on the [***]); provided, however, that such rate will be [***], by the applicable CPI Adjustment. The FTE Rate is “fully burdened” and covers employee salaries, benefits, travel and other such costs.

“Good Manufacturing Practices” or “GMP” means the then-current good manufacturing practices required by the (i) Commission Directive 2003/94/EC laying down the principles and guidelines of good manufacturing practice for medicine Products for human use as more specifically detailed in EUDRALEX Volume IV Part II and its Annexes, (ii) EU Guidelines on principles of Good Distribution Practices of active substances for medicinal Products for human use, (2015/C95/01) and (iii) 21 C.F.R. Parts 210 and 211, as promulgated by the FDA; (iv) the ICH (International Conference on Harmonization of Technical Requirements for the Registration of Pharmaceuticals for Human Use) guidelines, including without limitation, ICH Q7 "ICH Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients" and (iv) comparable Applicable Law related to the manufacture and testing of pharmaceutical materials in such jurisdictions as the Parties may hereinafter agree.

“Incyte Manufacturing Facility” means Incyte’s GMP Manufacturing plant located at Avenue des Sciences 12, 1400 Yverdon-les-Bains, Switzerland.

“Latent Defect” means a non-obvious defect in a Batch not reasonably susceptible to discovery upon receipt of such Batch.

“Licensed Compound” or “MGA012” means, for purposes of this Agreement and the Commercial Quality Agreement, the specific anti-PD-1 Monoclonal Antibody designated by MacroGenics as “MGA012”, as further described in IND # 130952, and designated by Incyte as “retifanlimab”.

“Licensed Compound API” means the Licensed Compound active pharmaceutical ingredient of a Licensed Product.

“Licensed Compound Bulk Drug Substance” means the Licensed Compound API as produced in bulk, in accordance with this Agreement, as well as the Commercial Quality Agreement and the applicable Quality Assurance Measures.

“Licensed Compound Drug Product” means the Licensed Compound Bulk Drug Substance in its final finished form.

“MacroGenics Manufacturing Facility” means MacroGenics’ GMP Manufacturing plant located at 9704 Medical Center Drive, Rockville, Maryland.

“Manufacture” means any and all activities and processes related to the manufacturing of Licensed Compound Bulk Drug Substance or Licensed Compound Drug Product for, labeling, packaging, in-process and testing of such Licensed Compound Bulk Drug Substance or Licensed Compound Drug Product, release of the Licensed Compound Bulk Drug Substance or Licensed Compound Drug Product, quality assurance activities related to manufacturing and release of Licensed Compound Bulk Drug Substance or Licensed Compound Drug Product. “Manufacture” will exclude Manufacturing Development and Manufacturing Related Activities.

“Manufacturing Development” means any of the following with respect to the Licensed Compound Bulk Drug Substance or Licensed Compound Drug Product, as applicable: manufacturing process development

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and validation, process improvements, formulation development, associated analytical development and validation and the manufacture and testing of stability and consistency lots (including process development, qualification, and test Batches).

“Manufacturing Process” means the manufacturing process for (including any associated Know-How owned or Controlled by MacroGenics or Incyte relating to the then-current process), and necessary or useful for, the Manufacture of the Licensed Compound Bulk Drug Substance and as further Developed under the Collaboration Agreement, the Clinical Supply Agreement and this Agreement.

“Manufacturing Related Activities” means those [***] activities specifically related to [***], including, but not limited to, [***] of which are not otherwise included [***]. “Manufacturing Related Activities” will specifically exclude [***], which is deemed to be a separate and distinct [***] Manufacturing Related Activities.

“Materials” means the starting materials or components, raw materials, ingredients and any other materials used in the Manufacture of the Licensed Compound Bulk Drug Substance.

“Personnel” means any person or entity employed or engaged by MacroGenics, including without limitation, its employees, contractors, consultants or agents who may perform Manufacturing Related Activities, Manufacturing Development or Manufacturing or otherwise have obligations or rights pursuant to this Agreement.

“[***]” means [***].

“Product Specifications” means the written specifications for the Licensed Compound Bulk Drug Substance, as set forth in the Commercial Quality Agreement.

“Price Schedule” means a list that includes [***].

“Project Manager” means the project managers coordinating the activities to perform be performed hereunder and acting as central contact between Incyte and MacroGenics, and who will lead the “Joint Project Team.”

“Regulatory Documentation” means, with respect to any Compound or Product under the Collaboration Agreement, all regulatory filings, applications, notifications, registrations, licenses, regulatory drug lists, advertising and promotion documents, adverse event files, complaint files, Manufacturing records, Regulatory Approvals or other regulatory submissions or supporting documents, including any written correspondence or meeting minutes, made to, made with, or received from an applicable governmental agency or Regulatory Authority relating to such Compound or Product, and all data contained therein.

“[***]” means [***].

“[***]” means [***].

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“Third Party Expenses” means out-of-pocket expenses incurred by a Party or any of its Affiliates for purchases of items or for services performed by a Third Party on behalf of Incyte or MacroGenics in the course of such Party’s performance of this Agreement.

“[***]” means [***].

As used in this Agreement, the following terms will have the meanings ascribed thereto in the respective Sections of this Agreement set forth opposite each such term below. In addition, capitalized terms used but not defined herein will have the meanings set forth in the Collaboration Agreement. In the event of a conflict between a term defined herein and the same term as defined in the Collaboration Agreement, the definition ascribed to such term in this Agreement will control. Capitalized terms not specifically defined in this Agreement or the Collaboration Agreement will have the meaning commonly recognized in the biotechnology industry.

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TERM	SECTION
Affiliate	Collaboration Agreement
Agreement	Preamble
Annual Global Commercial Supply Forecast	4.3.b.i (1)
Approved CMO	9.1
Auditee	8.5
Auditor	8.5
Batch Price	7.1
Binding Portion	4.3(e)
Annual Product Review	8.16
Business Day	Collaboration Agreement
Calendar Quarter	Collaboration Agreement
Calendar Year	Collaboration Agreement
CMC	8.9
CMC Development Budget	6.1
CMC Development Plan	Preamble
Collaboration Agreement	Preamble
Collaborator	Collaboration Agreement
Collaborator Combination Studies	Collaboration Agreement
Commercially Reasonable Efforts	Collaboration Agreement
Compound	Collaboration Agreement
Confidential Information	Collaboration Agreement
“Control” or “Controlled”	Collaboration Agreement
Deficiency Notice	5.2
Development	Collaboration Agreement
Discretionary Specification Change	8.3(b)
Effective Date	Preamble
FDA	Collaboration Agreement
Finance Subcommittee	2.3
Funded Collaborator Combination Studies	7.1(a)(i)
GAAP	Collaboration Agreement
“Good Clinical Practices” or “GCP”	Collaboration Agreement
“Good Laboratory Practices” or “GLP”	Collaboration Agreement
Governmental Authority	Collaboration Agreement
Incyte	Preamble
Incyte Combination Studies	Collaboration Agreement
Incyte Facility	9.1
IND	Collaboration Agreement
Information	Collaboration Agreement

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TERM	SECTION
Insolvency Event	13.2(b)
JMC	Collaboration Agreement
JPT	2.1
Know-How	Collaboration Agreement
Losses	Collaboration Agreement
MacroGenics	Preamble
MacroGenics Draft Production Schedule Update	4.2(a)
MacroGenics Combination Studies	Collaboration Agreement
Manufacturing Technology Transfer	9.1
Manufacturing Transition Plan	9.1
Monoclonal Antibody	Collaboration Agreement
Monotherapy Studies	Collaboration Agreement
Non-Conforming Licensed Compound	5.2
Notified Law	8.1(c)
Order	Collaboration Agreement
Party, Parties	Preamble
Phase I Study	Collaboration Agreement
Phase II Study	Collaboration Agreement
Phase III Study	Collaboration Agreement
Pipeline Asset	Collaboration Agreement
Pivotal Study	Collaboration Agreement
Prior CDA	Collaboration Agreement
Product	Collaboration Agreement
Production Schedule	3.1(c)
Quality Assurance Measures	8.4(b)
Reconciliation Report	7.1(f)
Regulatory Approval Application	Collaboration Agreement
Regulatory Authority	Collaboration Agreement
Required Specification Change	8.3(a)
Regulatory Submission	8.9
Response Notice	5.3
Rolling Forecast	4.1(a)
Term	13.1
Territory	Collaboration Agreement
Third Party	Collaboration Agreement

2.    GOVERNANCE.

2.1    The JMC established by the Parties will oversee, coordinate and facilitate the Manufacture of the Licensed Compound Bulk Substance under this Agreement according to the Collaboration Agreement, including with respect to Section 2.3 of the Collaboration Agreement, except as otherwise specifically set forth in this Agreement.

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3.    MANUFACTURE AND SUPPLY

3.1    General Principles.

a.    Subject to the terms and conditions of this Agreement, during the Term,

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i.    MacroGenics agrees to use Commercially Reasonable Efforts to Manufacture each Binding Portion; and

ii.    Incyte agrees to [***] of each Binding Portion.

b.    For clarity, Incyte will be entitled, in its sole discretion, to [***] of Licensed Product for [***]; provided, that, to the extent Incyte releases [***], such Batches will be subject to the terms of the Commercial Quality Agreement. Notwithstanding the preceding, any lots manufactured [***].

c.    The Parties acknowledge and agree that Batches of Licensed Compound Bulk Drug Substance supplied hereunder by MacroGenics shall be Manufactured in accordance with the acceptance criteria [***] in this Agreement, which may be updated as mutually agreed to by the JMC (“Acceptance Criteria”). The Parties agree that for each Batch Manufactured by MacroGenics for [***] Acceptance Criteria, Incyte will pay [***]. If the [***], Incyte will be [***], including instances in which [***]. The Parties also acknowledge and agree that MacroGenics will have [***] Incyte, its Affiliates or to any of their respective Collaborators and/or licensees [***] the Acceptance Criteria, provided that such Batch [***].

[***].

d.    In the event the Manufacturing Process is modified the Parties will mutually agree to updated [***]. Incyte will be solely responsible for, [***], and shall use Commercially Reasonable Efforts to Manufacture [***] of the Licensed Compound Drug Product. including amounts reasonably forecasted by MacroGenics for Commercialization of MacroGenics Combination Regimens.

e.    Each Party will use Commercially Reasonable Efforts to perform certain Manufacturing Related Activities as the Parties will mutually agree to in writing as set forth in this Agreement and the Commercial Quality Agreement, as applicable; provided, however, [***] Manufacturing Related Activities [***] to be used in a [***] of such costs and expenses. For the avoidance of doubt, Manufacturing Related Activities will [***].

3.2    MacroGenics Responsibilities. MacroGenics will use Commercially Reasonable Efforts to ensure that the MacroGenics Manufacturing Facility and equipment at the MacroGenics Manufacturing Facility required for the Manufacture of the Licensed Compound Bulk Drug Substance, are maintained in a state of repair and operating efficiency in accordance with the requirements of GMP and Applicable Law. MacroGenics will obtain, at its expense, any facility or other licenses or permits, and any Governmental Authority approvals necessary for the Manufacture and supply of the Licensed Compound Bulk Drug Substance. Unless otherwise agreed by the Parties, MacroGenics will be responsible for procuring all Materials necessary to meet its supply obligations under this Agreement. A delay in delivery by a vendor of Materials to be supplied by MacroGenics will not be considered a delay by MacroGenics. MacroGenics will notify Incyte of any such delay in the delivery of Materials that will result in MacroGenics’ inability

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to meet its supply obligations hereunder. Notwithstanding the following, [***].

3.3    Incyte Responsibilities. Incyte will provide [***] to MacroGenics in order for MacroGenics to Manufacture Licensed Compound Bulk Drug Substance and Deliver the Batches according [***] set forth in each Binding Portion.

3.4    Subcontracting. MacroGenics may appoint subcontractors to perform its obligations and/or exercise its rights under this Agreement provided that the applicable subcontractor will be required to comply with the applicable terms and conditions of this Agreement. [***] Each Party will be responsible for the compliance of any of its subcontractors with this Agreement. Notwithstanding the foregoing, (i) [***]; and (ii) such appointment will be made in compliance with Section 9.1.

3.5    Operation of Manufacturing Facilities. Subject to MacroGenics’ compliance with its obligations under this Agreement, MacroGenics will have the sole discretion in the operation and use of the MacroGenics Manufacturing Facility to fulfill its respective obligations to supply the Licensed Compound Bulk Drug Substance under this Agreement, including with respect to the following:[***]

3.6    Same Manufacturing Facility. MacroGenics will Manufacture all quantities of Licensed Compound Bulk Drug Substance that are required per the terms of this Agreement from the MacroGenics Manufacturing Facility. For clarity, MacroGenics will [***] Licensed Compound Bulk Drug Substance is Manufactured [***].

3.7    Accommodation. From time to time, [***], Incyte may [***] in a Binding Portion. In response to such purchase orders, MacroGenics, [***] Licensed Compound Bulk Drug Substance volumes. If MacroGenics [***] it will use Commercially Reasonable Efforts to do so.

3.8    Shelf Life Requirements. MacroGenics will use reasonable efforts to supply Batches (i) Manufactured [***]; provided, however, that if the shelf life [***] for the Licensed Compound Drug Substance [***], the Parties [***] for Batches when Delivered.

3.9    Manufacturing Related Activities. MacroGenics will perform Manufacturing Related Activities pursuant to Incyte’s written requests, or as required by the Product Specifications, GMPs or

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b.    Applicable Law relating to the regular course of Manufacturing Batches. Manufacturing Related Activities [***].

4.    FORECASTING; PRODUCTION SCHEDULE; DELIVERY

4.1    Rolling Drug Substance Forecast.

a.    The amounts of Licensed Compound Bulk Drug Substance to be Manufactured by MacroGenics [***] to supply Incyte under this Agreement will be set forth in a [***] rolling forecast (“Rolling Drug Substance Forecast”). [***] Calendar Years of each Rolling Drug Substance Forecast are designated (i) [***] as a “Forecast Year” individually and “Forecast Years” collectively.

i.    Each Rolling Drug Substance Forecast shall include the components listed and defined in Table 4.1.a.i.

Table 4.1.a.i
Component	[***]	[***]

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Annual Global Commercial Supply Forecast	[***]	[***]
[***]	[***]	[***]

ii.    [***] and the Annual Global Commercial Supply [***];

b.    For the [***] and each Calendar Year thereafter, MacroGenics, at its [***], shall [***] Manufacture [***] Annual Global Commercial Supply Forecast. In instances where [***], the number of Batches for [***].

4.2    Initial Rolling Drug Substance Forecast. The initial Rolling Drug Substance Forecast (“Initial Drug Substance Forecast”) is attached to this Agreement as Exhibit B. [***] Drug Substance Rolling Forecast.

4.3    Updated Rolling Drug Substance Forecast [***] Calendar Quarter the Parties will update the current Rolling Drug Substance Forecast to generate a new Rolling Drug Substance Forecast (“Updated Rolling Drug Substance Forecast”).

a.    Subject to Sections 4.1 and 4.2, upon the expiration of the Calendar Year in which it is created, each Updated Rolling Drug Substance Forecast will [***].

b.    Incyte will [***] Updated Rolling Drug Substance Forecast and [***] MacroGenics [***] Incyte will:

i.    Identify for each Calendar Year of such Updated Rolling Drug Substance Forecast:

(1)    The Annual Global Commercial Supply Forecast; provided that the Annual Global Commercial Supply Forecast for [***] Rolling Drug Substance Forecast respectively.

(2)    [***]; and

(3)    Batches requested for [***]; provided that, [***] from [***] Rolling Drug Substance Forecast respectively.

ii.    For each Batch Manufactured [***], the Calendar Quarter during which [***].

c.    MacroGenics will have the following rights in revising each draft of the Updated Rolling Drug Substance Forecast received from Incyte:

i.    [***] Calendar Years, provided that the Parties [***] to address [***] by MacroGenics under this Section 4.3(c)(i) for a Forecast Year will [***] Global Supply Forecast [***] Forecast Year [***] Updated Rolling Drug Substance Forecast;;

ii.    [***] Calendar Years in which in the event the [***] Annual Global Commercial Supply Forecast; provided that [***] of the Annual Global Commercial Supply Forecast. In instances where the [***], the number of Batches for the [***].

iii.    [***] Licensed Compound Bulk Drug Substance and/or Licensed Drug Product as provided under Section 9.1(d).
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iv.    [***] the Calendar Quarter [***] in Section 4.3(b)(ii) to reflect available Manufacturing slots. The [***] Calendar Quarter shall be [***], unless mutually agreed by the Parties.

d.    After reviewing and revising each draft Updated Rolling Drug Substance Forecast received from Incyte, MacroGenics shall forward such Updated Drug Substance Forecast to Incyte. Upon receipt by Incyte, the binding portions of such Updated Rolling Drug Substance Forecast shall become binding on both Parties with respect to the Calendar Years covered by such Updated Drug Substance Forecast (“Binding Portion”).

e.    In the event that an Updated Rolling Drug Substance Forecast is not timely completed, the Binding Portions of the current Rolling Drug Substance Forecast will remain in effect until the earlier of its expiration or such Updated Rolling Drug Substance Forecast is completed. In addition, at MacroGenics’ sole discretion, Year 4 of the Rolling Drug Substance Forecast currently in effect will become binding as Reserved Capacity, with addition of any additional lots as calculated in 4.3(c).

4.4    [***]. During [***] Rolling Drug Substance Forecast [***] Updated Rolling Drug Substance Forecast by the Parties under Section 4.3.e that same Calendar Year, Incyte will be [***] of such Rolling Drug Substance Forecast by [***]; provided that the [***] for [***] such Rolling Drug Substance Forecast cannot be lower than the current binding [***].

4.5    Purchase Orders. For Batches to be supplied per the Binding Portions, Incyte will submit a written purchase order prior [***] Calendar Month (“Purchase Order Month”) [***] in which such Batches will be Delivered. [***] Purchase Order Month, MacroGenics will forward the Delivery dates [***]. Within [***] after [***], Incyte will [***] that [***] that is [***] of the Delivery [***]. Upon receipt of such notification, the date identified by such notification will be binding upon both Parties.

a.    If Incyte fails to submit the purchase order for a single Batch or multiple Batches [***], MacroGenics will have the sole discretion to determine the Delivery date for such Batch(es).

4.6    Purchase by Affiliates. Incyte’s Affiliate, [***] may submit Purchase Orders Purchase Order for Manufacture of a Batch. Upon the mutual written agreement of the Parties, other Affiliates of Incyte may also submit Purchase Orders for a Batch. For Purchase Orders submitted by Affiliates of Incyte:

a.    Each Affiliate submitting a Purchase Order shall be identified in writing to MacroGenics prior to or at the time such Purchase Order is submitted;

b.    Incyte shall be responsible and liable for paying all amounts due to MacroGenics resulting from Purchase Orders submitted by Affiliates of Incyte and none of its Affiliates will have responsibility or liability to MacroGenics for such payments;

c.    Any [***] that result from any Purchase Orders submitted by Affiliates of Incyte [***] shall be deemed under [***] of the Collaboration Agreement to be [***] of the [***] that would have been payable had Incyte submitted such Purchase Orders so that Incyte will pay MacroGenics such additional amounts as necessary to ensure MacroGenics receives the amounts it would have received if [***]; and

d.    All other terms and conditions of this Agreement shall continue to apply to the Parties.

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4.7    Batch Cancellations or Delays in Receipt of Batches. If Incyte wishes to cancel or delay Manufacture of one or more Batches set out in a Binding Portion, Incyte will promptly notify MacroGenics in writing. Notwithstanding anything to the contrary set forth herein, Incyte will be liable for and [***] of the Batch Price of such cancelled or delayed Batch(es) and any non-cancelable Material charges. Notwithstanding the above, MacroGenics will use Commercially Reasonable Efforts to mitigate any costs associated with the cancellation or delay of Manufacture of any Batch (whether in whole or in part) by Incyte. To the extent MacroGenics is able to reallocate such capacity to manufacture of other products, Incyte will have [***] with respect to cancellation compensation. For clarity, Incyte will remain liable for the performance of the Manufacturing Related Activities [***] by MacroGenics.
.

4.8    Delivery. MacroGenics will Deliver each Batch in accordance with the Delivery date specified for such Batch in the applicable purchase order. Incyte will bear the risk of loss or damage to each Batch upon its Delivery. Incyte will arrange to have Batches promptly shipped from the MacroGenics Manufacturing Facility upon their Delivery. If Incyte fails to take Delivery of a Batch within [***] after its Delivery, unless otherwise agreed in writing MacroGenics, may charge a storage fee as outlined in the Price Schedule

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5.    ACCEPTANCE; NON-CONFORMING LICENSED COMPOUND

5.1    Product Warranty. MacroGenics hereby warrants that, at the time and place of Delivery pursuant to Section 4.7, that each Batch, will be transferred to Incyte free and clear of any security interests, liens or encumbrances.

5.2    Inspection and Acceptance. [***] after Delivery of each Batch, Incyte will, in its sole discretion, (a) conduct a visual inspection of such Batch for [***]; and (b) conduct an inspection of [***] pursuant to the terms of the Commercial Quality Agreement (as applicable). Incyte may reject the Batch in the event that it fails to meet the applicable Product Specifications (“Non-Conforming Licensed Compound”) by providing written notice to MacroGenics (a “Deficiency Notice”). Any Deficiency Notice will state in reasonable detail (reasonably sufficient to enable MacroGenics to identify the nature of the problem or to dispute the same) the nature of such alleged defect. If Incyte does not reject such Batch by providing a Deficiency Notice to MacroGenics within [***] of Incyte’s receipt of all documentation per the terms of the Commercial Quality Agreement, Incyte will be deemed to have accepted such Batch. For the avoidance of doubt, Incyte’s Quality Assurance group will release [***] of the commercial supplies of Licensed Compound Bulk Drug Substance and Licensed Compound Drug Product; provided that for any Batches, Incyte’s Quality Assurance group will complete such release [***] of receipt of all documents required pursuant to the terms set out in the Commercial Quality Agreement.

.
5.3    Replacement. Upon receipt of a Deficiency Notice, MacroGenics will have [***] to advise Incyte in writing whether it disagrees in good faith with the contents of such Deficiency Notice (the “Response Notice”). If MacroGenics does not respond [***], the Deficiency Notice will be deemed accepted by MacroGenics. If the Parties [***] after Incyte’s receipt of a Response Notice from MacroGenics whether the Batch at issue is Non-Conforming Licensed Compound, then the Parties will promptly select a mutually acceptable, independent laboratory to evaluate whether the Batch is Non-Conforming Licensed Compound. If the independent laboratory determines that the Batch is Non-Conforming Licensed Compound, and the non-conformance is due solely to MacroGenics’ gross negligence or willful misconduct in the Manufacture of such Batch, MacroGenics will replace, at no additional expense to Incyte, such Non-Conforming Licensed Compound Bulk with a Batch that meets the Product Specifications. If the independent laboratory determines that the Batch is not Non- Conforming Licensed Compound, then Incyte will be deemed to have accepted Delivery of such Batch.

5.4    Batch Failure. Notwithstanding Section 5.3, the allocation of liability for Batch Failures is as follows:

a.    In the case of any Batch Failure resulting from MacroGenics’ gross negligence or willful misconduct, MacroGenics will be [***].

b.    In the case of Batch Failures that occur when MacroGenics [***], Incyte will be [***]. For avoidance of doubt, this includes a [***] resulting from [***].

c.    In the case of all other Batch Failures, the liability will be allocated as follows:

i.    If [***], Incyte will be liable for the [***] and MacroGenics will be responsible [***].    Thereafter, if there are any [***], the Parties will escalate such issue in accordance with Section 14.10.

ii.    [***] Batches are Manufactured per year, Incyte [***] and MacroGenics [***]. Thereafter, if there are any [***], the Parties will escalate such issue in accordance with Section 14.10.
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iii.    If [***] Batches are Manufactured [***], Incyte [***] and MacroGenics [***]. Thereafter, if there are any [***], the Parties will escalate such issue in accordance with Section 14.10.

5.5    During each [***], the Parties will reconcile the costs associated with Batch Failures that occurred during the prior Calendar Year in accordance with Section 5.4. For clarity, the allocation of liability for Batch Failures set forth herein will exclude (i) in the case of Incyte, any Batch Failures resulting from MacroGenics’ gross negligence or willful misconduct; and (ii) in the case of MacroGenics, any Batch Failures that occur when MacroGenics adheres to the Manufacturing Process and/or or Incyte’s instructions.

5.6    Sole Remedy. Notwithstanding anything to the contrary set forth in this Agreement or the Collaboration Agreement, the remedies set forth in Sections 5.3 and 5.4 will be the exclusive remedies of Incyte, its Affiliates and their respective Collaborators and licensees and will constitute fulfillment of all obligations by MacroGenics to Incyte, its Affiliates and their respective Collaborators and licensees (including any liability for direct, indirect, special, incidental or consequential damages or lost profits), whether in warranty, contract, negligence, tort, strict liability, or otherwise with respect to any nonconformities, defect or deficiency of the Batches.

6.    MANUFACTURING DEVELOPMENT ACTIVITIES

6.1    Governance. The Parties hereby agree to maintain the Joint Project Team (“JPT”) established under the Clinical Supply Agreement, consisting of technical representatives from each Party, with its primary purpose being to plan, execute and discuss issues regarding the CMC Development Plan. Any disputes or issues that cannot be readily resolved by the JPT will be referred to the JMC for resolution. Any decision by the JPT which has the effect of amending the CMC Development Plan must be reviewed and approved by the JMC. Each Party will appoint an individual as a Project Manager who will be responsible for leading and coordinating the activities of the JPT and the CMC Development Plan.

6.2    CMC Development Plan. All new Manufacturing Development activities to be conducted by MacroGenics under this Agreement will be set forth in the CMC Development Plan which includes an estimated budget for the costs to be incurred by MacroGenics in performing such Manufacturing Development work (the “CMC Development Budget”), including any Third Party Expenses. Updates to the CMC Development Plan will be mutually approved by the JMC prior to initiation of any activities not already mutually approved by the JMC. MacroGenics will use Commercially Reasonable Efforts to perform the Manufacturing Development activities set forth in the CMC Development Plan. MacroGenics may not exceed the CMC Development Budget [***] without the Parties agreeing to an amendment to the CMC Development Plan in accordance with Section 6.3 below. MacroGenics will not be obligated to perform any Manufacturing Development activities if the Parties cannot agree to an increase in the CMC Development Budget. In addition, MacroGenics will not be obligated to perform any Manufacturing Development activities that are not specifically set forth in the CMC Development Plan

6.3    For purposes of clarification, the CMC Development Plan undertaken by the Parties under the Clinical Supply Agreement shall continue to be conducted under and governed by the Clinical Supply Agreement.

6.4    Amendments to CMC Development Plan. If a Party anticipates or becomes aware of any needed material change needed in the scope or timing of a Manufacturing Development
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activity in order to accomplish its purpose, such Party will promptly notify the other Party in writing. The JMC will then mutually agree whether the CMC Development Plan is to be modified. If the Parties agree with an identified change in the scope or timing of the CMC Development Plan, the Parties through the JMC will execute a written amendment to the CMC Development Plan showing or indicating the needed changes in the Manufacturing Development activities, their timelines and the CMC Development Budget. If the JMC declines to amend the CMC Development Plan, including, as applicable, the CMC Development Budget, MacroGenics will not be obligated to perform, and Incyte will not be obligated to pay for, any activities that would have been affected by the amendment until such an amendment has been executed by the Parties. Any amendments to the CMC Development Plan, including to the CMC Development Budget, must be approved by the JMC in writing. Both Parties will act in good faith and respond promptly when considering an amendment requested by the other Party.

6.5    Incyte Responsibilities. As set forth in the CMC Development Plan, Incyte will be responsible for
(i) providing information or materials to MacroGenics; and (ii) reviewing and approving any deliverables, documents or other items as promptly as practicable, but [***] applicable item to be reviewed or the request for approval unless otherwise specified by the CMC Development Plan.

6.6    Delays; Cancellation of Work. MacroGenics will not be responsible for any delays caused by failure of Incyte to meet its obligations set forth in Section 6.4, including delays caused by Incyte’s failure to respond to any requests for approvals within the time frame set forth in Section 6.4. Incyte may not cancel any Manufacturing Development activities without the Parties mutually agreeing in writing to an amendment to the CMC Development Plan to cancel or terminate such activities. Upon the Parties’ mutual written agreement to an amendment to cancel or terminate any Manufacturing Development activities, any materials, FTE Costs to the extent such FTEs are unable to be reallocated [***], Third Party Expenses and other items that cannot reasonably be cancelled or used by MacroGenics for other purposes will be invoiced to and paid for by Incyte.

6.7    No Guarantees. The Parties hereby agree that MacroGenics does not provide any guarantees of success with regard to any of the Manufacturing Development activities or deliverables relating thereto, including that the Manufacturing Development activities can be completed as contemplated in the CMC Development Plan after MacroGenics has used Commercially Reasonable Efforts to do so.

6.8    Incyte will use Commercially Reasonable Efforts to plan for making Drug Product presentations required for MacroGenics Combination Regimens (including, but not limited to [***]) commercially available in a timeline consistent with MacroGenics’ anticipated regulatory filings. Such plans shall include, but not be limited to, the following Manufacturing Development activities: [***].

7.    PRICE; PAYMENT; TAXES

7.1    Batch Manufacture. For purchase of each Batch, Incyte will pay a price (“Batch Price”) consisting of [***]. [***] are included in the Price Schedule. The [***] include all corresponding invoices [***] Drug Substance [***]. The [***] includes all charges associated with labor, repairs and maintenance, rent, utilities, depreciation and [***]. The [***] will be invoiced as [***] as set forth in Section in 7.2.a. For sake of clarity, MacroGenics [***]. Both the costs for [***] during Manufacture will be [***]. The Parties will subsequently [***] paid by Incyte with the [***] by MacroGenics for such items. Other than for [***], invoiced costs for [***] will not include [***]. The cost of [***] Manufacture Batches and costs [***] will not be included in [***] and will be invoiced separately.

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a.    Batch Price Adjustments

i.    [***]:

(1)    Each Calendar Year [***] after the [***] for the prior Calendar Year; and

(2)    to reflect changes in the costs to Manufacture Licensed Compound Bulk Drug Substance resulting from Notified Laws, Required Specification Changes and Discretionary Specification Changes or Process Changes due to other reasons or causes.

ii.    [***]:

(1)    [***] of each Calendar Year, MacroGenics will send Incyte a written report setting forth (i) [***]

(2)    [***].

iii.    [***]

(1)    The [***] for a Batch that will be used to Manufacture License Compound Drug Product to supply

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[***].

b.    [***]. [***] will be invoiced upon receipt and separately from the Batch Price and will include [***] reimbursement fee to cover costs associated with [***].

c.    Regulatory Activities. Incyte will pay for activities performed herein at the FTE Rate, plus any Third Party Expenses incurred by MacroGenics to perform regulatory activities and/or address regulatory matters specifically related to each Batch (“Regulatory Activity Costs”). The costs of Manufacturing Related Activities and Manufacturing Development Costs are excluded from Regulatory Activity Costs.

d.    Batch Shipping. The cost of [***]. Should MacroGenics [***] (at MacroGenics’ discretion if requested by Incyte), costs incurred by MacroGenics [***]. Costs incurred by MacroGenics for [***].

e.    Manufacturing Development. Incyte will pay for Manufacturing Development activities performed herein at the FTE Rate, plus any Third Party Expenses incurred by MacroGenics in the performance of such Manufacturing Development activities (“Manufacturing Development Costs”). For clarity, the Manufacturing Development costs will include, but will not be limited to, process optimization, analytical characterization and technical transfer support and will exclude costs incurred to Manufacture Batches.

f.    Manufacturing Related Activities. Incyte will pay for Manufacturing Related Activities performed herein at the FTE rate, plus any Third Party Expenses incurred by MacroGenics in the performance of such Manufacturing Development activities, except as follows:

i.    The costs for MacroGenics to conduct the following Manufacturing Related Activities are included [***]:

(1)    retrieval, storage and analysis of data and maintenance of such data for mutually agreed upon periods in a database containing applicable information;

(2)    reporting to [***], or his/her designee, in accordance with the terms of the Commercial Quality Agreement, any significant atypical results, deviations or adverse trends exhibited during testing;

(3)    Annual Product Review that conforms to MacroGenics standard protocol. At Incyte’s option and cost, Annual Product Reviews can be performed beyond the scope of MacroGenics’ standard protocol at the FTE Rate plus any Third Party Expenses.);

(4)    continued process verification that conforms to MacroGenics’ standard protocol. At Incyte’s option and cost, continued process verification can be performed beyond the scope of MacroGenics’ standard protocol at the FTE Rate plus any Third Party Expenses.

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ii.    Stability pulls will be invoiced [***] included in the Price Schedule.

7.2    Invoicing by MacroGenics

a.    Payment for the Batch Price shall be invoiced according to the following schedule:

i.    During the [***], the [***] during Manufacture will be invoiced;

ii.    [***] will be invoiced [***] to Delivery;

iii.    [***] will be invoiced [***] to Delivery;

iv.    [***] will be invoiced [***]; and

v.    [***] be invoiced [***].

b.    Manufacturing Development, Manufacturing Related Activities, [***].

i.    [***], MacroGenics will submit an invoice that includes the following costs incurred by MacroGenics during the prior Calendar Quarter:

(1)    The total costs (including Third Party Expenses and FTE Costs) incurred by MacroGenics to conduct Manufacturing Development, Manufacturing Related Activities and [***];

(2)    [***] to cover costs associated with [***] for purchased [***].

7.3    Payment.

a.    All invoices issued by a Party to the other Party will be sent by electronic means and be sent in accordance with any written instructions provided the other Party.

b.    Payment of all undisputed amounts due will be due [***] from a Party’s receipt of an invoice consistent with the requirements of subsection (a) above. Each Party will [***] of any disputed invoice, setting out in full the reasons such invoice is disputed.

c.    All payments due to a Party hereunder will be made in U.S. Dollars by wire transfer of immediately available funds into an account designated by such Party. If a Party does not receive payment of any sum due to it on or before the due date, such Party will notify the other Party, and such other Party will have [***] following receipt of such notice to pay any undisputed amount. Thereafter, interest will accrue on the undisputed sum due to the Party seeking payment until the date of payment [***].

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7.4    Financial Audit. Incyte shall have the right to conduct financial audits of MacroGenics’ records to confirm the accuracy of invoices submitted to Incyte for payment of amounts under this Agreement other than those for [***]. The conduct of any such audits by Incyte shall be governed by Section 8.12 of the Collaboration Agreement. Incyte shall not have the right to conduct audits of MacroGenics records to confirm the accuracy of or otherwise assess invoices submitted to Incyte for payment of amounts under this Agreement for [***].

7.5    Taxes. Subject to Section 4.6(c), Section 8.11 of the Collaboration Agreement will govern all tax matters under this Agreement.

8.    QUALITY CONTROL; REGULATORY; COMPLIANCE

8.1    General.

a.    MacroGenics will Manufacture the Batches in accordance with (a) the Product Specifications; (b) the GMPs; (c) Applicable Laws in the United States; and (d) subject to Section 8.1(c), any Notified Law.

b.    In the event that Incyte requests MacroGenics to comply with an Applicable Law in the Territory that is not required in the United States, Europe or such other country(-ies) mutually agreed upon by the Parties as subject to GMP as defined herein, Incyte will identify such Applicable Law to MacroGenics (a “Notified Law”), together with all available information regarding such Notified Law, so that MacroGenics may understand the nature, scope and requirements of such Notified Law. Incyte and MacroGenics will discuss and work together as to how MacroGenics may come into compliance with such Notified Law using Commercially Reasonable Efforts. All costs and expenses necessary to comply with a Notified Law will be paid by Incyte.

c.    If the Parties fail to agree [***] after Incyte’s request to comply with a Notified Law as to how MacroGenics may come into compliance with such Notified Law, then MacroGenics will have the final decision-making authority with respect to the resolution of such disagreement, including the ability to decline implementing such compliance with Notified Law.

8.2    Testing of Batches. Prior to release of a Batch to Incyte, MacroGenics or its permitted subcontractor will test such Batch in accordance with the procedures described in the Product Specifications, and will provide Incyte with the applicable executed master batch record and a copy of applicable deviation or other investigatory report, if any, on or before the Delivery date.

8.3    Certificates. MacroGenics will provide Incyte with a Certificate of Analysis and Certificate of Compliance for each Batch released for Delivery to Incyte hereunder. Such certificates will include the information as specified in the Commercial Quality Agreement. Incyte will be under no obligation to accept any Batch without the accompanying certificate.

8.4    Latent Defects. Incyte will have the right to reject a Batch if [***], it discovers a Latent Defect in such Batch which, through the process of root cause analysis, has been determined to have arisen as a direct result of MacroGenics’ failure to Manufacture such Batch in accordance with the Product Specifications and Incyte provides notice to MacroGenics of such Latent Defect [***].

8.5    Product Specification Changes.

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a.    Required Specification Changes. If a Governmental Authority in the Territory requires a change to the Product Specifications (a “Required Specification Change”), Incyte will promptly notify MacroGenics of such change. MacroGenics will use reasonable efforts to implement such Required Specification Change as promptly as possible within the time frame requested by the Governmental Authority at Incyte’s sole cost and expense.

b.    Discretionary Specification Change. Each Party will be entitled to request a change to the Product Specifications that is not a Required Specification Change (a “Discretionary Specification Change”). The requesting Party will submit a written request to the other Party for any such Discretionary Specification Change. If the Parties agree to make such Discretionary Specification Change, MacroGenics will then determine (a) one-time and/or ongoing costs that would be incurred resulting from such Discretionary Specification Change, (b) any resulting planned changes in timing for the Delivery of the Licensed Compound Bulk Drug Substance and (c) the estimated time of implementing such Discretionary Specification Change. MacroGenics will provide such information to Incyte and set forth the costs and other terms on which MacroGenics would be willing to make the Discretionary Specification Change. Upon written approval by Incyte to such terms, the Parties will cooperate in good faith in implementing such Discretionary Specification Change. All costs and expenses incurred by MacroGenics to implement any such Discretionary Specification Change will be at the sole cost and expense of Incyte, which MacroGenics will invoice as Manufacturing Development activities and to the extent the cost to Manufacture Licensed Compound Bulk Drug Substance changes, reflected in the Batch Price.

8.6    Quality Matters.

a.    Commercial Quality Agreement. Each Party will perform its obligations under the Commercial Quality Agreement to be negotiated in good faith and entered into by and among the Parties on or [***]. In the event of any conflict between this Agreement and the Commercial Quality Agreement, with respect to any quality-related terms and conditions, the Commercial Quality Agreement will control. In the event of a conflict of any other term or conditions, this Agreement will control, unless otherwise agreed to by the Parties in writing.

b.    Quality Assurance. MacroGenics will use Commercially Reasonable Efforts to implement and perform operating procedures and controls for sampling, stability and other testing of the Licensed Compound Bulk Drug Substance and for validation, documentation and release of the Batches and such other quality assurance and quality control procedures as are required by the specifications, GMP and the Commercial Quality Agreement (collectively, “Quality Assurance Measures”), for Commercial supply purposes. . The Quality Assurance Measures shall also govern the manufacturing process used at the [***] to Manufacture Licensed Compound Bulk Drug Substance Manufactured at the [***].

8.7    Audit by Incyte. Upon the reasonable prior written request of Incyte, Incyte will have the right to inspect and audit the MacroGenics Manufacturing Facility and Third Party facilities where the Batches are Manufactured (provided that for such Third Party facilities, to the extent MacroGenics is contractually permitted to grant Incyte such audit right) as set forth in Commercial Quality Agreement, as applicable, and pursuant to such requests to inspect and audit data, records, reports, information, licenses, permits and other documentation relating to the Manufacturing Processes for the purpose of assuring MacroGenics’ compliance with its obligations under this Agreement, including compliance with GMPs, as set forth in the Commercial Quality Agreement, [***], or more frequently for cause (i.e., for cause being defined as any instance or reasonable suspicion of existing or imminent violation of the Applicable Laws in the U.S. as demonstrated by reasonably detailed documentation). To the
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extent such audit or inspection requires the disclosure of Confidential Information of MacroGenics that specifically references

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products or compounds other than the Licensed Compound or Licensed Product, MacroGenics will have the right to require Incyte to engage a Third Party consultant to conduct such audit or inspection who will be contractually obligated by Incyte not to disclose any Confidential Information of MacroGenics that could reasonably lead to the identification of such product.

8.8    Regulatory Authority Inspections.

a.    MacroGenics will be responsible for inspections of the MacroGenics Manufacturing Facility by Regulatory Authorities, and will, as soon as reasonably possible following receipt of notice of inspection from a Regulatory Authority, notify Incyte if such inspections are directly related to the Manufacture of the Licensed Compound Bulk Drug Substance or if the results of a non-related inspection could materially impair the ability of MacroGenics to perform in accordance with this Agreement. With respect to inspections specifically related to the Manufacture of Licensed Compound Bulk Drug Substance, MacroGenics will (a) provide Incyte with copies of all documents, reports or communications received from or given to any Regulatory Authority associated therewith; (b) subject to confidentiality obligations as requested by MacroGenics, permit Incyte’s representatives to be present on site and participate, as appropriate, based on questions or requests specific to Incyte or Licensed Compound Bulk Drug Substance and as permitted by Regulatory Authorities, in such inspections; and (c) allow Incyte the opportunity and sufficient time [***] to review and provide comments to MacroGenics with respect to matters related to the manufacture of Licensed Compound Bulk Drug Substance and MacroGenics will draft any such correspondence to Regulatory Authorities taking into account Incyte’s reasonable comments.

b.    Incyte will notify MacroGenics of any inspection of the [***] by a Regulatory Authority related to the Licensed Product and provide a written summary of the outcome of such inspection which will detail instances in which the Manufacture of the Licensed Compound Bulk Drug Substance was not compliant with Applicable Law and the basis of such non-compliance.

8.9    Cure of Deficiencies. MacroGenics will be responsible, at its own expense, for promptly correcting any deficiencies solely related to the MacroGenics Manufacturing Facility identified in any audit or inspection conducted by any Regulatory Authority under this Agreement. Incyte will be responsible for any expenses incurred by MacroGenics in correcting any Product specific deficiencies identified in any audit or inspection conducted by any Regulatory Authority subject to this Agreement,

8.10    Interactions with Regulatory Authorities. Except (a) for approvals and licenses required with respect to the MacroGenics Manufacturing Facility, which will be the responsibility of MacroGenics, or (b) as otherwise provided in the Collaboration Agreement, Incyte will be responsible for the preparation and filing of any Regulatory Documentation, if any, and for all contacts and communications with any Regulatory Authorities with respect to matters specifically relating to the Manufacture of Licensed Product; provided that as set forth in the Collaboration Agreement MacroGenics will continue to be responsible for submissions and interactions with Regulatory Authorities with respect to matters specifically relating to MacroGenics Pipeline Assets. MacroGenics will assist Incyte upon request with any interactions with Regulatory Authorities regarding the Manufacturing Related Activities or Manufacture of the Licensed Compound Bulk Drug Substance. Notwithstanding the foregoing, Incyte will identify, reference and include MacroGenics’ subcontractors in Exhibit A in the Regulatory Documentation. MacroGenics will notify Incyte [***] MacroGenics receives any contact or communication from any Regulatory Authority related in any way to the Manufacturing Related Activities or Manufacture of the Licensed Compound Bulk Drug Substance, or which could be reasonably expected to have a materially adverse effect on the Manufacturing Related Activities or Licensed Compound Bulk Drug Substance. MacroGenics
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will provide Incyte with copies of any such correspondence or other communication [***] of such communication by MacroGenics. MacroGenics will consult with Incyte regarding

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the response to any inquiry or observation from any Regulatory Authority relating to the Manufacturing Related Activities or Manufacture of the Licensed Compound Bulk Drug Substance and, except with respect to matters related to the MacroGenics Manufacturing Facility, will allow Incyte, as appropriate, to participate in any further contacts or communications relating to the Manufacturing Related Activities or Manufacture of the Licensed Compound Bulk Drug Substance. MacroGenics will comply with all reasonable requests and comments by Incyte with respect to all contacts and communications with any Regulatory Authority relating in any way to the Manufacturing Related Activities or Manufacture of the Licensed Compound Bulk Drug Substance. MacroGenics will assist Incyte with drafts of any correspondence or other reports to be submitted to Regulatory Authorities concerning the Manufacturing Related Activities or Manufacture of the Licensed Compound Bulk Drug Substance, for review prior to submission, will consider in good faith Incyte’s comments, and will provide final copies to Incyte promptly after submission.

8.11    Regulatory Submission. [***] for Licensed Compound Bulk Drug Substance, which is, or is the equivalent to, the Chemistry, Manufacturing Controls (“CMC”) portion of an application (“Regulatory Submission”) that incorporates data generated by MacroGenics, Incyte will provide MacroGenics a copy of the Regulatory Submission to permit MacroGenics to verify its accuracy as it relates to MacroGenics-generated data and that it accurately describes the work that MacroGenics performed under this Agreement. A final copy of the Regulatory Submission will be provided by Incyte to MacroGenics upon submission to the Regulatory Authority.

8.12    Licensed Compound Records; Audit Rights. Section 7.4 of the Collaboration Agreement will govern each Party’s record-keeping obligations and audit rights with regard the Licensed Compound.

8.13    Recalls and Voluntary Withdrawals. Section 5.7(a) of the Collaboration Agreement will govern any recalls or voluntary withdrawals of the Licensed Product.

8.14    Product Returns. Incyte will instruct its distributors and customers to direct any returns of Licensed Products to Incyte in accordance with Incyte’s standard return policy. MacroGenics will promptly notify Incyte in writing (including all information MacroGenics has relating thereto) if any distributor, customer or other Third Party returns any Licensed Product to MacroGenics. MacroGenics will, at Incyte’s expense, promptly forward all such Licensed Product to the location specified by Incyte, and shall take no other action regarding such Licensed Product, unless requested, in writing, by Incyte or required by Applicable Law. After a commercially reasonable period of time safeguarding the Licensed Product so held, MacroGenics may destroy the Licensed Product if it has given written notice of its intention to Incyte and Incyte has not directed otherwise [***].

8.15    Retained Samples. MacroGenics will retain samples from each Batch [***] from the date of Delivery to Incyte, or for such longer period required by Applicable Law for recordkeeping, testing and regulatory purposes or specified in the Commercial Quality Agreement for the Licensed Compound Bulk Drug Substance. Prior to the destruction of any samples no longer required to be retained, MacroGenics will obtain written approval from Incyte.

8.16    Annual Product Review. [***] with respect to the Licensed Compound Bulk Drug Substance during the Term [***] thereafter or so long as MacroGenics Manufactures Licensed Compound Bulk Drug Substance for Incyte, whichever is later, MacroGenics will prepare, and provide to Incyte, an annual review for the Products as required by GMPs and Applicable Laws (each, an “ Annual Product Review”), as more particularly set forth in the Commercial Quality Agreement.

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9.    MANUFACTURING TECHNOLOGY TRANSFER

9.1    Manufacturing Technology Transfer. Incyte may request, [***] to MacroGenics that MacroGenics transfer or have transferred the then-current Manufacturing Process to the [***] (the “Manufacturing Technology Transfer”). MacroGenics shall not unreasonably withhold its agreement to such request.

a.    The Manufacturing Technology Transfer will be sufficient to enable Incyte or such designee to perform the Manufacturing Process and Manufacture of Licensed Compound Bulk Drug Substance, as applicable, in accordance with Applicable Law, as more fully described in this Article 9 and will be subject to a written plan approved by the JMC with respect to such Manufacturing Technology Transfer (the "Manufacturing Transition Plan"), with Incyte having final decision-making authority on the Manufacturing Technology Transfer (provided that Incyte may not expand the scope of the Know-How and Information to be transferred pursuant to Section 9.1.b. beyond that which is required hereunder or under the Collaboration Agreement). MacroGenics will have no obligation to perform any activity that is not within the scope of the Manufacturing Transition Plan including with respect to its type, volume, timing and/or completion date that has not been agreed to in writing by MacroGenics. The Parties will use Commercially Reasonable Efforts to effect a Manufacturing Technology Transfer to Incyte pursuant to this Section 9.1. The implementation of the Manufacturing Technology Transfer and Manufacturing Transition Plan will be subject to [***] being in an operational state that is suitable for the Manufacture of the Licensed Compound Bulk Drug Substance.

b.    MacroGenics will provide all reasonable assistance requested by Incyte to enable Incyte to implement the Manufacturing Technology Transfer, including by transferring to Incyte all Know-How and Information necessary for such Manufacturing Technology Transfer. In connection with a Manufacturing Technology Transfer, MacroGenics will cause its appropriate employees and representatives of MacroGenics to meet with employees and/or representatives of Incyte at reasonable times to assist with the implementation and use of such Manufacturing Process and with the training of the personnel of the [***] to the extent reasonably necessary or useful for the use and practice of such Manufacturing Process. Incyte will reimburse MacroGenics' FTE Costs and reimburse all reasonable travel and Third Party Expenses incurred by MacroGenics in order to complete the Manufacturing Technology Transfer, [***] from MacroGenics setting forth such costs. Subsequent to the occurrence of the Manufacturing Technology Transfer, at any time during the Term, upon either Party's reasonable request, the other Party will provide to the requesting Party the updated Manufacturing Process (including associated Know-How) Controlled by such other Party necessary or useful for the Manufacture of the Licensed Compound Bulk Drug Substance at Incyte’s sole cost and expense.

c.    The Manufacturing Technology Transfer will be conducted once. MacroGenics will have no obligation to undertake or assist with any other transfer of the Manufacturing Process whether to the [***].

d.    In the event the Clinical Supply Agreement expires or is terminated before this Agreement, MacroGenics shall have the right to include in the Updated Rolling Drug Substance Forecast amounts of [***] to be used for its Development purposes in each case.

i.    The Manufacture of, conduct of Related Manufacturing Activities for and purchase of such amounts of Licensed Compound Bulk Drug Substance shall be governed by the provisions of this Agreement mutatis mutandis.

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ii.    The Manufacture of, conduct of Related Manufacturing Activities for and purchase of such amounts of Licensed Compound Bulk Drug Product shall be governed by the provisions of the Clinical Supply Agreement mutatis mutandis.

9.2    Modifications to the Manufacturing Process. Any time after the completion of the Manufacturing Technology Transfer during the Term, to the extent that either Party wishes to make any material modifications, improvements or other alterations to the Manufacturing Process (“Process Change(s)”), the Parties shall meet to discuss and agree upon implementation of the same. All costs associated with Process Changes will be at Incyte’s sole cost. Subject to the aforementioned, the Party implementing a Process Change will use Commercially Reasonable Efforts at Incyte’s sole cost and expense to provide access to such Process Change to the other Party, and to reasonably cooperate with the other Party in its efforts to ensure (including through the implementation of subsequent modifications to such Process Change, to the extent required) that the Incyte Manufacturing Facility and the MacroGenics Manufacturing Facilities (as applicable) Manufacture the Licensed Compound Bulk Drug Substance using such Process Change and yield comparable License Compound Bulk Drug Substance as a result. Incyte will be responsible for obtaining any required regulatory approvals resulting from implementation of such modifications.

9.3    Assignability. Incyte will require that all agreements executed between Incyte and any Third Party with respect to such Third Party’s performance under this Agreement will permit the assignment of such agreement, in its entirety in the event of termination of the Collaboration Agreement (other than by Incyte pursuant to Section 12.3 or 12.6 of the Collaboration Agreement), to MacroGenics, without any consent rights by such Third Party (subject to MacroGenics agreeing to such assignment and the assumption of relevant obligations under such agreement).

10.    CONFIDENTIAL INFORMATION; INTELLECTUAL PROPERTY MATTERS

10.1    Confidentiality. Article 11 of the Collaboration Agreement will govern the confidentiality obligations and use restrictions of the Parties with respect to Confidential Information disclosed under this Agreement and the Commercial Quality Agreement.

10.2    Intellectual Property Matters. Article 9 of the Collaboration Agreement will govern all intellectual property matters arising under this Agreement.

11.    REPRESENTATIONS, WARRANTIES AND DISCLAIMERS

11.1    Corporate Action. Each Party represents to the other Party that (a) it is a corporation duly organized and validly existing under the laws of its jurisdiction of organization; (b) the execution and delivery of this Agreement has been authorized by all requisite corporate action; and (c) this Agreement is and will remain a valid and binding obligation of such Party, enforceable in accordance with its terms.

11.2    Absence of Other Contractual Restrictions. Each Party represents and warrants that it is under no contractual or other obligation or restriction that is inconsistent with its execution or performance of this Agreement or the rights granted to such Party under this Agreement. Neither Party will enter into any agreement, either written or oral, that would conflict with its obligations under this Agreement.

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11.3    Qualifications of Manufacturer Personnel. MacroGenics represents and covenants that all Personnel will have the proper skill, training and experience to Manufacture and supply the

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Licensed Compound Drug Bulk Substance, perform the Manufacturing Related Activities and conduct the Manufacturing Development activities.

11.4    No Debarment. Each Party represents and covenants that it has not been debarred, and has not been threatened with debarment, under Section 306(a) or (b) of the U.S. Generic Drug Enforcement Act of 1992, as amended, or under any comparable law of any other jurisdiction in the Territory, and that it will not knowingly use in any capacity under this Agreement any debarred person or entity.

11.5    Compliance. MacroGenics represents and warrants that the Manufacture, generation, processing, packaging, distribution, transport, treatment, storage, disposal and other handling of any Batches and Materials used to Manufacture or for their Manufacture, until Delivery of such Batches to Incyte will: (i) be in accordance with and conform to GMPs; (ii) be in accordance with and conform to any applicable standards specified by the United States Pharmacopeia and Pharmacopeia Forum and the European Pharmacopeia and Pharmacopeial Forum (and their equivalent standards, Applicable Laws in other jurisdictions, where applicable), and (iii) otherwise conform to any provisions of such Applicable Laws not reflected in GMPs; provided that the Manufacturing Process is in accordance and otherwise conforms with (i) through (iii) of this Section 11.5.

11.6    Maintenance of Manufacturing Facility. During the Term, MacroGenics will maintain the MacroGenics Manufacturing Facility in good condition and in accordance with GMP and all other Applicable Laws.

11.7    Security Measures. Except as otherwise provided herein with respect to data or Incyte Confidential Information, MacroGenics will maintain reasonable security policies at the MacroGenics Manufacturing Facility to protect the integrity of the Materials, Products and all other Incyte assets, tangible and intangible.

11.8    Origin of Materials. To the extent it relies upon materials of foreign origin in its performance of the services or supply of the goods or materials hereunder, MacroGenics has accurately identified, to the best of its knowledge, the ultimate source of such services, goods or materials, including, but not limited to, information relating to its downstream MacroGenics’ subcontractors.

11.9    Exclusion of Other Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, MACROGENICS DOES NOT MAKE ANY WARRANTY IN RESPECT OF THE MANUFACTURE AND SUPPLY OF THE LICENSED COMPOUND DRUG BULK SUBSTANCE OR THE PERFORMANCE OF THE MANUFACTURING RELATED ACTIVITIES OR THE MANUFACTURING DEVELOPMENT OR REGULATORY ACTIVITIES CONDUCTED BY MACROGENICS HEREIN, WHETHER EXPRESS OR IMPLIED BY STATUTE, CUSTOM OF THE TRADE OR OTHERWISE, THEIR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE UNDER ANY CONDITIONS, AND ANY SUCH WARRANTIES ARE HEREBY EXPRESSLY EXCLUDED.

12.    INDEMNIFICATION AND LIMITATION OF LIABILITY

12.1    Indemnification and Indemnification Procedures. Sections 14.1, 14.2 and 14.3 of the Collaboration Agreement will govern all indemnification matters and indemnification procedures arising from this Agreement.

12.2    LIMITATION OF LIABILITY

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a.    EXCEPT TO THE EXTENT INCLUDED IN LOSSES RESULTING FROM A THIRD PARTY CLAIM FOR WHICH ONE PARTY IS OBLIGATED TO INDEMNIFY THE OTHER PARTY (OR AN

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INDEMNITEE OF SUCH OTHER PARTY) PURSUANT TO SECTION 12.1 AND ANY BREACH OF ARTICLE 10 (CONFIDENTIAL INFORMATION; INTELLECTUAL PROPERTY MATTERS), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY (OR THE OTHER PARTY’S AFFILIATES, COLLABORATORS, LICENSEES OR SUBLICENSEES) IN CONNECTION WITH THIS AGREEMENT FOR LOST REVENUE, LOST PROFITS, LOST SAVINGS, LOSS OF USE, DAMAGE TO GOODWILL, OR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR INDIRECT DAMAGES UNDER ANY THEORY, INCLUDING CONTRACT, NEGLIGENCE, OR STRICT LIABILITY, EVEN IF THAT PARTY HAS BEEN PLACED ON NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

b.    MacroGenics’ aggregate liability to Incyte, its Affiliates and their respective Collaborators or licensees for any loss or damage suffered by any of them as a result of breach of this Agreement or any other liability (including negligence, misrepresentation or claims under the indemnities) under this Agreement is limited, in the aggregate, to the payments for the Delivery of Licensed Compound Bulk Drug Substance payable to MacroGenics [***] the occurrence of the event giving rise to the claim.

13.    TERM AND TERMINATION

13.1    Term. The term (“Term”) of this Agreement will expire upon expiration of the Royalty Term unless otherwise terminated in accordance with Section 13.2 below or otherwise extended upon mutual written agreement of the Parties; provided, however, if this Agreement is terminated or expires, but the CMC Development Plan is not terminated or completed, then the terms of this Agreement will continue to apply to the then-current CMC Development Plan until such CMC Development Plan is either terminated or completed. For the avoidance of doubt, if this Agreement is terminated or expires, the terms of this Agreement will continue to apply during wrap up activities related to regulatory, patient safety and quality aspects of Commercialization.

13.2    Termination. This Agreement may be terminated prior to the expiration of the Term under the following conditions:

a.    Either Party may, without prejudice to any other remedies available to it in law or equity, terminate this Agreement in the event that the other Party has materially breached or defaulted in the performance of any of its obligations under this Agreement. The breaching Party will have [***] after written notice thereof was provided to the breaching Party by the non-breaching Party to remedy such default. Any such termination will become effective at the end of such [***] unless the breaching Party has cured any such breach or default prior to the expiration of such period; or

b.    Either Party may terminate this Agreement in its entirety upon providing written notice to the other Party on or after the time that such other Party makes a general assignment for the benefit of creditors, files an insolvency petition in bankruptcy, petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets, commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors, or becomes a party to any proceeding or action of the type described above (each, an “Insolvency Event”), and such proceeding or action remains un- dismissed or un-stayed for a period [***].

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13.3    Effects of Termination. Upon the expiration or earlier termination of this Agreement (a) Incyte will promptly pay to MacroGenics (i) all amounts outstanding and remaining to be paid for the Licensed Compound Bulk Drug Substance Delivered, (ii) activities performed prior to the date of expiration or termination to conduct Manufacturing Related Activities, Manufacturing Development, Batch shipping and regulatory activities, and (iii) the applicable amounts for all work in process and Licensed Compound Bulk Drug Substance Manufactured, but not then Delivered, by MacroGenics; and (b) any Materials purchased by MacroGenics to Manufacture Licensed Compound Bulk Drug Substance in accordance with the then-current Rolling Forecast that cannot be reasonably used for other purposes, and (c) any cancelled Batches.

13.4    Accrued Obligations. Neither the termination nor expiration of this Agreement will release either of the Parties from any liability which at the time of such termination or expiration has already accrued to such Party, nor affect in any way the survival of any other right, duty or obligation of either of the Parties which is expressly stated elsewhere in this Agreement to survive such termination or such non-renewal.

13.5    Survival. The following provisions will continue in force in accordance with their respective terms notwithstanding the expiration or the termination of this Agreement for any reason: Articles 1, 10 and 12 and Sections 5.2, 5.3, 5.4, 8.10, 8.11, 13.1, 13.3, 13.4, 13.5, 14.5, 14.6, 14.7, 14.8, 14.9, 14.10, 14.11, 14.12.

14.    MISCELLANEOUS

14.1    Assignment. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, except that a Party may make such an assignment or transfer without the other Party’s consent to an Affiliate or to any Third Party that acquires all or substantially all of the business or assets of such Party to which this Agreement relates (whether by merger, reorganization, acquisition, sale or otherwise). Any successor or assignee of rights and/or obligations permitted hereunder will, in writing to the other Party, expressly assume performance of such rights and/or obligations. Any permitted assignment will be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 14.1 will be null, void and of no legal effect.

14.2    Relationship of the Parties. It is expressly agreed that MacroGenics, on the one hand, and Incyte, on the other hand, are independent contractors and that the relationship between the two Parties will not constitute a partnership, joint venture or agency. Neither MacroGenics nor Incyte will have the authority to make any statements, representations or commitments of any kind, or to take any action which will be binding on the other, without the prior written consent of the other Party to do so. All individuals employed by a Party will be employees of that Party and not of the other Party and all costs and obligations incurred by reason of such employment will be for the account and expense of such Party will be null, void and of no legal effect.

14.3    Insurance. Section 14.4 of the Collaboration Agreement will govern the insurance obligations of each Party under this Agreement.

14.4    Force Majeure. Both Parties will be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by Force Majeure and the nonperforming Party promptly provides notice of such Force Majeure circumstances to the other Party. Such excuse will be continued so long as the condition constituting Force Majeure continues and the nonperforming Party takes reasonable efforts to remove the condition. Notwithstanding the foregoing, a Party will not be excused from making payments owed
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hereunder because of a Force Majeure affecting such Party. If a Force Majeure persists [***], then the Parties will discuss in good faith the modification of the Parties’ obligations under this Agreement

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in order to mitigate the delays caused by such Force Majeure. In the event a Party is prevented from performing its obligations under this Agreement due to Force Majeure [***] according to this Section 14.4 the other Party will have the right to terminate this Agreement upon [***] notice after the expiration of such period. A termination under this Section 14.4 by either Party will be treated as a termination under Section 13.2(b) above and the corresponding provisions for termination under Section 13.2(b) will apply except to the extent the affected Party is prevented from performing due to the Force Majeure.

14.5    Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed to have been duly given on the date delivered, if delivered personally, or on the next Business Day after being sent by reputable overnight courier (with delivery tracking provided, signature required and delivery prepaid), in each case, to the Parties at the following addresses, or on the date sent and confirmed by electronic transmission to the fax number specified below (or at such other address or fax number for a Party as will be specified by notice given in accordance with this Section 14.5):

If to Incyte:

[***]

If to MacroGenics:

[***]

14.6    Collaboration Agreement; Entire Agreement; Amendments.

a.    The Collaboration Agreement shall govern the provisions of this Agreement and the Parties’ rights and obligations hereunder except to the extent a provision of this Agreement amends, modifies or is contrary to a specific provision of the Collaboration Agreement. In particular, the provisions of this Agreement shall take precedent over the provisions of Section 14.5 and Article 7 (Manufacturing) of the Collaboration Agreement. Notwithstanding any other provision of this Agreement, the rights and obligations of the

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Parties to receive and to pay amounts under Article 8 (Consideration) of the Collaboration Agreement shall remain unaffected by this Agreement

b.    Subject to Section 14.6(a), this Agreement, including the Exhibits hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and with respect to the. Manufacture and supply of Licensed Compound Drug Substance by MacroGenics to Incyte. No subsequent alteration, amendment, change or addition to this Agreement will be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party. In the event of any inconsistency between the body of this Agreement and either any Exhibits to this Agreement or any subsequent agreements ancillary to this Agreement, unless otherwise expressly stated to the contrary in such Exhibit or ancillary agreement, the terms contained in this Agreement will control.

c.    Notwithstanding any other provision in this Agreement, the Clinical Supply Agreement will, until its expiration or termination in accordance with the terms set forth therein, remain in effect and continue to obligate the Parties with respect to

i.    MacroGenics’ right to Manufacture Licensed Compound Bulk Drug Substance and Licensed Compound Drug Product for its own, its Affiliates and their licensees’ Development and Commercialization purposes respectively;

ii.    MacroGenics’ right to purchase Licensed Compound Drug Bulk Drug Substance and Licensed Compound Drug Product from Incyte; and

iii.    the conduct of the CMC Development Plan set forth under the Clinical Supply Agreement as updated by the Parties;

14.7    Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

14.8    Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is timely taken, the provision will be considered severed from this Agreement and will not serve to invalidate any remaining provisions hereof. The Parties will make good faith efforts to replace any such invalidated or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

14.9    Governing Law/Jurisdiction. This Agreement and all disputes arising out of or related to this Agreement or any breach hereof will be governed by and construed under the laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different state.

14.10    Dispute Resolution.

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a.    If the Parties fail to resolve any claim, dispute, or controversy of whatever nature arising out of or relating to this Agreement, such claim, dispute or controversy will be resolved in

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accordance with the dispute resolution provisions set forth in Article 13 of the Collaboration Agreement.

b.    Notwithstanding the above, in the event of a dispute between the Parties with respect to a Batch Failure, the Parties will meet to discuss and agree upon the feasibility of the release of further Batches. Thereafter, if the Parties still disagree as to whether further Batches can be released, the Parties’ most senior quality assurance officer, or their respective designated representatives, will confer to review samples and/or batch records, as appropriate. If the disagreement is not resolved, then samples, batch records and other data relating to the batch in dispute will promptly be submitted for testing and evaluation to an independent Third Party (including a testing laboratory qualified to perform such testing using validated methods) approved in writing by both Parties. The cost of testing and evaluation by the Third Party will be borne (x) by MacroGenics if the Products in question are ultimately found to fail to meet the Product Specification as a result of MacroGenics’ failure to adhere to the applicable Manufacturing Process and/or Incyte’s instructions, or
(y) by Incyte if MacroGenics is found to have adhered to the applicable Manufacturing Process and, if applicable, Incyte’s instructions.

14.11    Counterparts/Signatures. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed by .pdf or other electronically transmitted signatures and such signatures will be deemed to bind each Party as if they were the original signatures.

14.12    Construction. Whenever this Agreement refers to a number of days without using a term otherwise defined herein, such number refers to calendar days. Except where the context otherwise requires, (a) wherever used, the singular will include the plural, the plural will include the singular;
(b) the use of any gender will be applicable to all genders; (c) the terms “including,” “include,” “includes” or “for example” will not limit the generality of any description preceding such term and, as used herein, will have the same meaning as “including, but not limited to,” or “including, without limitation”; (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, refer to this Agreement in its entirety and not to any particular provision hereof; (e) the word “or” has the inclusive meaning that is typically associated with the phrase “and/or”; (f) the word “will” means “will”; (g) if a period of time is specified and dates from a given day or Business Day, or the day or Business Day of an act or event, it is to be calculated exclusive of that day or Business Day; (h) “Dollar”, “USD” or “$” means U.S. Dollars; (i) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement; (j) a capitalized term not defined herein but reflecting a different part of speech than a capitalized term which is defined herein will be interpreted in a correlative manner; (k) “written” includes communications sent and received by facsimile or electronic mail; (l) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein) and (m) references herein to pharmaceutical products, therapies, ingredients, and the like, will include biologics and biopharmaceutical products, therapies, ingredients, and the like, as applicable. The language of this Agreement will be deemed to be the language mutually chosen by the Parties and no rule of strict construction will be applied for or against either Party. Whenever a provision of this Agreement requires an approval or consent by a Party to this Agreement within a specified time period and notification of such approval or consent is not delivered within such time period, then, unless otherwise specified, the Party whose approval or consent is required will be conclusively deemed to have withheld its approval or consent. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof.
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IN WITNESS HEREOF, the Parties have read and agree to be bound by the above terms and conditions and have entered into this Agreement effective as of the Effective Date set forth above.

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[***]

Incyte Corporation By: /s/ Herve Hoppenot	MacroGenics, Inc. By: /s/ Scott Koenig
Printed Name: Herve Hoppenot	Printed Name: Scott Koenig, MD, PhD
Title: CEO	Title: CEO
Date: [***]	Date: [***]

[***]
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EXHIBIT A

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EXHIBIT B

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EXHIBIT C

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EXHIBIT D

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